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                                                                Exhibit a.II.(9)

                                  ECLIPSE FUNDS
                        REDESIGNATION OF SERIES OF SHARES
                OF BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE

         The undersigned, being the Assistant Secretary of Eclipse Funds, a trust with transferable shares organized under the laws of Massachusetts, DOES HEREBY CERTIFY that, pursuant to authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated July 30, 1986, as amended (hereinafter referred to as the "Declaration of Trust"), and by affirmative vote of a majority of the Trustees at a meeting duly called and held on September 24, 2003, the Declaration of Trust is hereby amended as follows:

1. Effective January 1, 2004, the portfolio presently designated as "Eclipse Mid Cap Value Fund" is hereby redesignated as "MainStay Mid Cap Opportunity Fund," and all other terms and conditions regarding the designation of that portfolio contained in the Certificate of Designation dated December 21, 1994, as thereafter amended, remain in full force and effect.

2. Effective January 1, 2004, the portfolio presently designated as "Eclipse Small Cap Value Fund" is hereby redesignated as "MainStay Small Cap Opportunity Fund," and all other terms and conditions regarding the designation of that portfolio contained in the Certificate of Designation dated December 21, 1994, as thereafter amended, remain in full force and effect.

3. Effective January 1, 2004, the portfolio presently designated as "Eclipse Balanced Fund" is hereby redesignated as "MainStay Balanced Fund," and all other terms and conditions regarding the designation of that portfolio contained in the Certificate of Designation dated December 21, 1994, as thereafter amended, remain in full force and effect.

         The Trustees have further directed that, upon the execution of this Redesignation of Series, the Trust take all necessary action to file a copy of this Redesignation of Series with the Secretary of the State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has set his hand this 22 day of December, 2003.

                                                      /s/ Michael Hession
                                                      -------------------------
                                                      Michael Hession
                                                      Assistant Secretary

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ACKNOWLEDGMENT

         Then personally appeared the above-named Michael Hession and acknowledged the foregoing instrument to be his free act and deed.


         Before me:
                                                      Elizabeth Akian
                                                      -------------------------
                                                      Notary Public
                                                      My commission expires:
                                                      November 30, 2007


[NOTARIAL SEAL]